ENSERVCO Reports Fourth Quarter and Full Year Financial Results

Fourth Quarter Highlights:

●	Revenue increased 112% to $14.1 million from $6.7 million YOY
●	Well enhancement service revenue up 158% to $12.9 million from $5.0 million YOY
●	Net loss reduced to $1.9 million from $2.7 million YOY
●	Adjusted EBITDA increased to $2.4 million from loss of $1.2 million YOY

Full Year Highlights:

●	Revenue increased 66% to $40.8 million from $24.6 million YOY
●	Well enhancement service revenue up 94% to $34.7 million from $17.9 million YOY
●	New water transfer service revenue increased 10-fold; comprises 5% of total revenue
●	Net loss improved to $6.9 million from $8.6 million YOY
●	Adjusted EBITDA increased to $3.4 million from loss of $3.3 million YOY
●	Closed new three-year debt facility with improved terms

DENVER, March 22, 2018 (GLOBE NEWSWIRE) -- ENSERVCO Corporation (NYSE American:ENSV), a diversified national provider of specialized well-site services to the domestic onshore conventional and unconventional oil and gas industries, today reported financial results for its fourth quarter and full year ended December 31, 2017.

“We are pleased with our improved fourth quarter and full year results, which were highlighted by significant year-over-year growth in revenue and adjusted EBITDA. Customer demand for our core well enhancement services grew steadily throughout the year as activity levels increased across our major basins due to improved commodity prices and increased marketing efforts.  Our new non-seasonal water transfer service also showed strong growth and now constitutes 5% of overall revenue,” said Ian Dickinson, President and CEO.  “We added several high-profile customers in 2017 and have carried that momentum into 2018.  With a positive economic outlook, a resilient oil price environment and aggressive capex plans announced by many of the E&Ps we serve, we are optimistic we will extend our momentum in 2018. In addition, over the next two quarters we will reduce the balance on our revolving line of credit as we convert our receivables. This will strengthen our debt ratios and jumpstart our medium-term initiative to de-lever the business and redirect our cash flows to pursuing expansion opportunities.

“Our improved financial performance is particularly gratifying in light of the time and effort we have invested in implementing major changes to our business operating structure in the second half of 2017,” Dickinson added.  “These include 1) creating and staffing a formal sales organization across all our basins to increase our interaction with existing and potential customers; 2) updating our power units with GPS tracking systems to help us make better decisions on equipment deployment; and 3) strengthening our operational reporting systems and incentive programs to enable our geographically distributed teams to improve efficiencies and work more collaboratively.  All these changes are designed to drive higher utilization and process optimization.  With a fleet that has nearly doubled in size since 2014, we have the capacity to far exceed the record revenue and profitability milestones we achieved in 2014, the year immediately preceding the downturn in the oil and gas industry.”

Fourth Quarter Results
Total revenue for the fourth quarter ended December 31, 2017, increased 112% to $14.1 million from $6.7 million in the same quarter last year.  The year-ago fourth quarter included $599,000 of construction revenue related to a dirt hauling project the Company undertook to retain key employees during the downturn. There was no construction revenue in the fourth quarter of 2017 as the Company focused on its core well enhancement services.

Well enhancement service revenue in the fourth quarter increased 158% year over year to $12.9 million from $5.0 million.  All three components of this segment showed solid year-over-year increases, including hot oiling, up 37% to $3.0 million; frac water heating, up 267% to $7.6 million; and acidizing, up 168% to $1.6 million.  The well enhancement segment generated $3.9 million in operating income in the fourth quarter, a significant increase over operating income of $92,000 in the same quarter last year.

Water transfer revenue grew 79% to $272,000 from $152,000 in the same period last year.  ENSERVCO reported an operating loss of $280,000 in the segment due to carrying cost of equipment and crew and to costs of the HydroFLOW® product initiative, which generated minimal revenue in 2017.  In January 2018 ENSERVCO terminated its exclusive agreement with HydroFLOW, although the Company will continue to explore revenue opportunities on an agency basis.  As a result, the Company expects costs related to this product initiative to be non-material going forward.

Water hauling revenue increased 10% in the fourth quarter to $1.0 million from $916,000 in the same quarter last year.  Operating loss in the segment was $66,000.

Total operating expenses in the fourth quarter grew 35% year over year to $13.5 million from $10.0 million due primarily to costs related to meeting higher customer demand. General and administrative expense increased 17% year over year to $1.0 million from $885,000. Depreciation and amortization expense decreased 15% year over year to $1.6 million from $1.9 million due to certain assets becoming fully depreciated.

The Company reported a fourth quarter net loss of $1.9 million, or $0.04 per diluted share, a 30% improvement over the previous year’s net loss of $2.7 million, or $0.07 per diluted share.

Adjusted EBITDA grew to $2.4 million from a negative $1.2 million in the same quarter last year, a $3.6 million positive swing.

Full Year Results
Total revenue for the full year ended December 31, 2017, increased 66% to $40.8 million from $24.6 million last year. Total revenue in 2016 included $2.7 million from the one-time construction project versus just $254,000 from the same project in 2017.

Core well enhancement services grew 94% for the year to $34.7 million from $17.9 million. Once again, all three components of well enhancement services showed double-digit growth, including hot oiling, up 29% to $11.1 million; frac water heating, up 175% to $18.4 million; and acidizing, up 64% to $3.6 million. The Company generated operating income in the well enhancement segment of $8.8 million, up 297% from $2.2 million in 2016.

Water transfer revenue in 2017 increased more than 10-fold to $2.1 million from $184,000 last year. ENSERVCO added four new water transfer customers in 2017 and two new customers year to date in 2018.  After entering the water transfer business in 2016, ENSERVCO has grown the segment steadily and it now comprises 5% of total revenue, with expectations for continued growth in 2018.  The Company reported an operating loss in this segment of $538,000 due primarily to costs associated with its HydroFLOW initiative.

Water hauling revenue declined 4% year over year to $3.7 million from $3.8 million. The segment had a 2017 operating loss of $295,000.

Total operating expenses increased 28% in 2017 to $45.5 million from $35.6 million in 2016 due largely to costs associated with increased activity and labor and maintenance investments in preparation for the fourth and first quarter heating season.  General and administrative expenses increased 18% to $4.5 million from $3.8 million last year due primarily to management transition and related costs.  Depreciation and amortization expense declined slightly to $6.5 million from $6.9 million as certain assets became fully depreciated.

The Company reduced its full-year net loss to $6.9 million, or $0.13 per diluted share, from $8.6 million, or $0.22 per diluted share, last year.

Adjusted EBITDA for the year improved to $3.4 million versus a negative $3.3 million in 2017 – a $6.7 million positive swing.

Conference Call Information
Management will hold a conference call today to discuss these results.  The call will begin at 11:00 a.m. Mountain Time (1:00 p.m. Eastern) and will be accessible by dialing 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  A telephonic replay will be available through March 29, 2018, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #26470. To listen to the webcast, participants should go to the ENSERVCO website at www.enservco.com and link to the “Investors” page at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days.  The webcast also is available at the following link: http://www.investorcalendar.com/event/26470

About ENSERVCO
Through its various operating subsidiaries, ENSERVCO provides a wide range of oilfield services, including hot oiling, acidizing, frac water heating, water transfer, bacteria and scaling treatment and water hauling.  The Company has a broad geographic footprint covering seven major domestic oil and gas basins and serves customers in Colorado, Kansas, Montana, New Mexico, North Dakota, Oklahoma, Pennsylvania, Ohio, Texas, Wyoming and West Virginia. Additional information is available at www.enservco.com

*Note on non-GAAP Financial Measures
This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing ENSERVCO’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Operations table at the end of this release.  We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Cautionary Note Regarding Forward-Looking Statements
This news release contains information that is "forward-looking" in that it describes events and conditions ENSERVCO reasonably expects to occur in the future. Expectations for the future performance of ENSERVCO are dependent upon a number of factors, and there can be no assurance that ENSERVCO will achieve the results as contemplated herein. Certain statements contained in this release using the terms "may," "expects to," and other terms denoting future possibilities, are forward-looking statements. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks, which are beyond ENSERVCO's ability to predict, or control and which may cause actual results to differ materially from the projections or estimates contained herein. Among these risks are those set forth in ENSERVCO’s annual report on Form 10-K for the year ended December 31, 2017, and subsequently filed documents with the SEC.  Forward looking statements in this news release that are subject to risk include the ability to sustain recent revenue and profit trends, execute on the Company’s growth strategy and achieve another good performance in 2018; ability to monetize the receivables balance and reduce the revolving line of credit balance, strengthen debt ratios and begin de-levering the business and pursuing expansion opportunities; and ability to improve efficiencies and work more collaboratively, drive higher fleet utilization and process optimization and reduce seasonality.  It is important that each person reviewing this release understand the significant risks attendant to the operations of ENSERVCO.  ENSERVCO disclaims any obligation to update any forward-looking statement made herein.

Contact:

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

Phone: 303-393-7044

Email: jay@pfeifferhigh.com

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues
Well enhancement services	$12,850	$4,983	$34,686	$17,864
Water transfer services	272	152	2,128	184
Water hauling services	1,007	916	3,684	3,838
Construction services	-	599	254	2,713
Other	-	9	-	9
Total revenue	14,129	6,659	40,752	24,608

Expenses
Well enhancement services	8,966	4,891	25,902	15,654
Water transfer services	552	495	2,666	1,629
Water hauling services	1,073	879	3,979	3,797
Construction services	-	658	212	2,992
Functional support	200	228	845	749
General and administrative expenses	1,036	885	4,459	3,780
Patent litigation and defense costs	33	42	129	151
Severance and Transition Costs	-	-	784	-
Depreciation and amortization	1,619	1,897	6,488	6,865
Total operating expenses	13,479	9,975	45,464	35,617

Income (Loss) from Operations	650	(3,316)	(4,712)	(11,009)

Other Income (Expense)
Interest expense	(452)	(340)	(2,261)	(1,766)
Gain (Loss) on disposals of equipment	(18)	9	(18)	242
Other (expense) income	(241)	32	(463)	44
Total other expense	(711)	(299)	(2,742)	(1,480)

Income (Loss) Before Tax Expense	(61)	(3,615)	(7,454)	(12,489)
Income Tax Benefit (Expense)	(1,846	878	561	3,938
Net Loss	$(1,907)	$(2,737)	$(6,893)	$(8,551)

Earnings (Loss) per Common Share - Basic	$(0.04)	$(0.07)	$(0.13)	$(0.22)

Earnings (Loss) per Common Share – Diluted	$(0.04)	$(0.07)	$(0.13)	$(0.22)

Basic weighted average number of common shares outstanding	51,077	41,747	51,070	39,117
Add: Dilutive shares assuming exercise of options and warrants	-	-	-	-
Diluted weighted average number of common shares outstanding	51,077	41,747	51,070	39,117

 ENSERVCO CORPORATION AND SUBSIDIARIES

Calculation of Adjusted EBITDA*

(in thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016

Adjusted EBITDA*
Net Loss	$(1,907)	$(2.737)	$(6,893)	$(8,551)
Add Back (Deduct)
Interest Expense	452	339	2,261	1,766
Provision for income taxes (benefit) expense	1,846	(878)	(561)	(3,938)
Depreciation and amortization	1,619	1,897	6,488	6,865
EBITDA*	2,010	(1,379)	1,295	(3,858)
Add Back (Deduct)
Stock-based compensation	132	169	704	662
Severance and Transition Costs	-	-	784	-
Patent Litigation and defense costs	33	42	129	151
Loss (Gain) on sale and disposal of equipment	18	(9)	18	(242)
Other expense (income)	241	(32)	463	(44)
Adjusted EBITDA*	$2,434	$(1,209)	$3,393	$(3,331)

*Note: See below for discussion of the use of non-GAAP financial measurements.

Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

EBITDA is defined as net income (earnings), before interest expense, income taxes, and depreciation and amortization. Adjusted EBITDA excludes stock-based compensation from EBITDA and, when appropriate, other items that management does not utilize in assessing the Company’s ongoing operating performance as set forth in the next paragraph. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, warrants issued, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., income taxes, gain on sale of investments, loss on disposal of assets, patent litigation and defense costs, severance and transition costs, other expense (income), etc.). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Additionally, our fixed charge coverage ratio covenant associated with our Loan and Security Agreement with East West Bank require the use of Adjusted EBITDA in specific calculations.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
ASSETS	2017	2016

Current Assets
Cash and cash equivalents	$391	$621
Accounts receivable, net	11,761	4,814
Prepaid expenses and other current assets	868	971
Inventories	576	407
Income tax receivable	57	224
Total current assets	13,653	7,037

Property and Equipment, net	29,417	34,618
Income tax receivable, noncurrent	57	-
Other Assets	1,123	715

TOTAL ASSETS	$44,250	$42,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,465	$3,683
Current portion of long-term debt	182	318
Total current liabilities	5,647	4,001

Long-Term Liabilities
Senior revolving credit facility	27,066	23,181
Subordinated debt	2,229	-
Long-term debt, less current portion	252	304
Deferred income taxes, net	-	469
Warrant liability	831	-
Total long-term liabilities	30,378	23,954
Total liabilities	36,025	27,955

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.005 par value, 10,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $.005 par value, 100,000,000 shares authorized, 51,197,989 and 51,171,260 shares issued, respectively; 103,600 shares of treasury stock; and 51,094,389 and 51,067,660 shares outstanding, respectively	255	255
Additional paid-in capital	19,571	18,868
Accumulated deficit	(11,601)	(4,708)
Total stockholders' equity	8,225	14,415

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,250	$42,370

ENSERVCO CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended
	December 31,
	2017	2016
OPERATING ACTIVITIES
Net loss	$(6,893)	$(8,551)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	6,488	6,865
(Loss) gain on disposal of equipment	18	(242)
Unrealized loss on warrant liability	524	-
Deferred income taxes	(331)	(3,938)
Stock-based compensation	704	662
Stock issued for services	-	2
Amortization of debt issuance costs and warrants	484	153
Provision for debt expense	37	157
Changes in operating assets and liabilities
Accounts receivable	(7,069)	2,066
Inventories	(168)	(99)
Prepaid expense and other current assets	84	261
Income taxes receivable	111	(1)
Other assets	(403)	26
Accounts payable and accrued liabilities	2,425	642
Net cash used in operating activities	(3,989)	(1,997)

INVESTING ACTIVITIES
Purchases of property and equipment	(1,766)	(5,165)
Proceeds from insurance claims	183	280
Proceeds from disposal of equipment	279	139
Net cash used in investing activities	(1,304)	(4,746)

FINANCING ACTIVITIES
Gross proceeds from stock issuance	-	5,175
Stock issuance costs and registration fees	(1)	(758)
Net line of credit borrowings	4,312	16,367
Payments related to revolving credit facility	-	(13,893)
Proceeds from issuance of long-term debt	1,000	-
Repayment of long-term debt	(189)	(282)
Payment of debt issuance costs for credit facility	(59)	(50)
Net cash provided by financing activities	5,063	6,559

Net Decrease in Cash and Cash Equivalents	(230)	(184)

Cash and Cash Equivalents, beginning of period	621	805

Cash and Cash Equivalents, end of period	$391	$621

Supplemental cash flow information:
Cash paid for interest	$674	$67
Cash paid (refund) paid for taxes	$(222)	$14

Supplemental Disclosure of Non-cash Investing and Financing Activities:
Non-cash proceeds from subordinated debt borrowings	$1,500	$-
Non-cash repayment of revolving credit facility	$(1,500)	$-
Non-cash proceeds from revolving credit facilities	$1,124	$1,543